UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2024

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

108 Scharberry Lane #2, Mars, PA 16046

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Himalaya Technologies, Inc. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 8.01 Other Events.

On March 7, 2024, we executed a consulting agreement with Renovi Recovery SPL (“Renovi!”), a real estate development company based in Santo Domingo, Dominican Republic, to advise Renovi! on the creation and funding of a medical tourism resort in Punta Cana, Dominican Republic. As part of the consulting agreement, Himalaya will be issued Renovi! stock options, incentive shares, and consulting fees for introducing investors for up to USD $15 million in membership units and/or up to USD $24 million in construction loans to be repaid by upscale condominium sales, resort and treatment revenues, and revenue shares. The Companies are also analyzing the potential to take Renovi! public through a minority or majority investment by Himalaya directly into Renovi!. There are no assurances we will be able to finance or complete a transaction with Renovi! in the future. This information is not a solicitation for investment in our business or Renovi!. A copy of the consulting agreement is included herein as Exhibit 10.1.

Renovi!’s high level business plan is available at the following link:

https://drive.google.com/file/d/1GRMC_ap5o69jd7FAIqIP5OwsFg8a4XLz/view?usp=sharing

On March 10, 2024, we appointed Renovi!’s Founder and CEO, David Burns, Ph.D., to our Advisory Board to spearhead growth of a medical tourism project, which we anticipate can lead to additional similar resorts in the Caribbean, Latin America, and/or other countries. As a co-founder of three B2B software startups, Dr. Burns brings a track record of success managing and launching world-class products and accelerating revenue growth. In his latest B2B software venture, he and his colleagues grew the Company from $0 to $50 million in annual revenue. Dr. Burns played a key product management and business development role in achieving this goal, with responsibility for products serving 20,000 customers in 20 countries and generating 40% of the Company’s revenue. Dr. Burns brings 25+ years’ experience in senior leadership roles in consulting, B2B software, real estate, international logistics, and supply chain management. He completed his B.S. in Mathematics and Economics and earned his Ph.D. in Applied Statistics at the University of Maryland College Park. Dr. Burns resides in New York and in Santo Domingo, Dominican Republic. His Linked Profile is available @ https://www.linkedin.com/in/david-burns-b777371/.

For his Advisory Board role, Dr. Burns was issued 20 million common stock warrants with a .001 strike price and a three-year expiration. A copy of the Advisory Board agreement and warrant are included herein as Exhibits 10.2 and 10.3, respectively.

Exhibit No.	Description
10.1	Himalaya Technologies, Inc. Renovi Recovery SPL Consulting Agreement – 03/07/2024
10.2	Himalaya Technologies, Inc. David Burns, Ph.D. Advisory Board Agreement – 03/10/2024
10.3	Himalaya Technologies, Inc. David Burns, Ph.D. Warrant – 03/10/2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: March 11, 2024	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer